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                                                                       EXHIBIT 6

                            DISTRIBUTION AGREEMENT


        THIS AGREEMENT is made as of this ___ day of June, 1998, between The Nevis Fund, Inc. (the "Fund"), a Maryland corporation, and SEI Investments Distribution Co. (the "Distributor"), a Pennsylvania corporation.

        WHEREAS, the Fund is registered as an investment company with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940, as amended (the "1940 Act"), and its shares are registered with the SEC under the Securities Act of 1933, as amended (the "1933 Act"); and

        WHEREAS, the Distributor is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended;

        NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, the Fund and Distributor hereby agree as follows:

        ARTICLE 1.  Sale of Shares.  The Fund grants to the Distributor the
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exclusive right to sell shares of common stock (the "Shares") of the Fund at the net asset value per Share, plus any applicable sales charges in accordance with the current prospectus, as agent and on behalf of the Fund, during the term of this Agreement and subject to the registration requirements of the 1933 Act, the rules and regulations of the SEC and the laws governing the sale of securities in the various states ("Blue Sky Laws"). Notwithstanding any other provision hereof, the Fund may terminate, suspend or withdraw the offering of Shares of the Fund whenever, in its sole discretion, it deems such action to be desirable.

        ARTICLE 2.  Solicitation of Sales.  In consideration of the rights
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granted to the Distributor by the Fund, the Distributor agrees to use all reasonable efforts, consistent with its other business, in connection with the distribution of Shares of the Fund; provided, however, that the Distributor shall not be prevented from entering into like arrangements with other issuers. The Distributor may sell Shares of the Fund to or through qualified dealers or others and shall require each such dealer to conform to the provisions hereof, the Registration Statement, the Prospectus and Statement of Additional Information, and applicable law. The provisions of this paragraph do not obligate the Distributor to register as a broker or dealer under the Blue Sky Laws of any jurisdiction or to maintain its registration in any jurisdiction in which it is now registered when it determines it would be uneconomical for it to do so nor obligate the Distributor to sell any particular number of Shares.

        ARTICLE 3.  Authorized Representations.  The Distributor is not
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authorized by the Fund to give any information or to make any representations other than those contained in the

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current registration statement and prospectus of the Fund filed with the SEC or contained in Shareholder reports or other material that may be prepared by or on behalf of the Fund for the Distributor's use. The Distributor may prepare and distribute sales literature and other material as it may deem appropriate, provided that such literature and materials have been prepared in accordance with applicable rules and regulations.

        ARTICLE 4.  Registration of Shares.  The Fund agrees that it will take
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all action necessary to register Shares under the federal and state securities laws so that there will be available for sale the number of Shares the Distributor may reasonably be expected to sell and to pay all fees associated with said registration. The Fund shall make available to the Distributor such number of copies of its currently effective prospectus and statement of additional information as the Distributor may reasonably request. The Fund shall furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of Shares of the Fund.

        ARTICLE 5.  Compensation; Distribution Plan Reports.    A.  As
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compensation for providing the services under this Agreement:

        (a)    The Distributor shall receive from the Fund:

                (1) all distribution and service fees, as applicable, at the rate and under the terms and conditions set forth in each distribution and shareholder services plan adopted by the appropriate class of Shares, as such plans may be amended from time to time, and subject to any further limitations on such fees as the Board of Directors of the Fund may impose;

                (2) all contingent deferred sales charges applied on redemptions of Shares on the terms and subject to such waivers as are described in the Fund's registration statement and current prospectus, as amended from time to time, or as otherwise required pursuant to applicable law; and

                (3) all front-end sales charges, if any, on purchases of Shares sold subject to such charges as described in the Fund's registration statement and current prospectus, as amended from time to time. The Distributor, or brokers, dealers and other financial institutions and intermediaries that have entered into agreements with the Distributor may collect the gross proceeds derived from the sale of such Shares, remit the net asset value thereof to the Fund upon receipt of the proceeds and retain the applicable sales charge.

        (b) The Distributor may reallow any or all of the distribution or service fees, contingent deferred sales charges and front-end sales charges which it is paid by the Fund

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     to such brokers, dealers and other financial institutions and intermediaries as the Distributor may from time to time determine.

     B. The Distributor shall prepare and deliver reports to the Board of Directors of the Fund on a regular basis, at least quarterly, showing the payments made by the Fund to the Distributor pursuant to each distribution and shareholder services plan adopted by the appropriate class of Shares, as such plans may be amended from time to time, and the amounts expended by the Distributor in connection with its activities hereunder and the purpose for which such expenditures were made, as well as any supplemental reports as the Board of Directors of the Fund may from time to time reasonably request.

        ARTICLE 6.  Indemnification of Distributor.  The Fund agrees to
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indemnify and hold harmless the Distributor and each of its directors and officers and each person, if any, who controls the Distributor within the meaning of Section 15 of the 1933 Act, against any loss, liability, claim, damages or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages, or expense and reasonable counsel fees and disbursements incurred in connection therewith), arising by reason of any person acquiring any Shares and based upon the allegation that the registration statement, prospectus (other than an omitting prospectus prepared pursuant to Rule 482 under the 1933 Act, unless such omitting prospectus has been specifically approved by the Fund), Shareholder reports or other information filed or made public by the Fund (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements made not misleading. However, the Fund does not agree to indemnify the Distributor or any other person or hold it or them harmless to the extent that the statements or omission was made in reliance upon, and in conformity with, information furnished to the Fund by or on behalf of the Distributor.

        In no case (i) is the indemnity of the Fund to be deemed to protect the Distributor or any other person against any liability to which the Distributor or such person otherwise would be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its or his duties or by reason of its or his reckless disregard of the obligations and duties under this Agreement, or (ii) is the Fund to be liable under the indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or any person unless the Distributor or person, as the case may be, shall have notified the Fund in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Distributor or such person (or after the Distributor or such person shall have received notice of service on any designated agent). However, failure to notify the Fund of any claim shall not relieve the Fund from any liability which it may have to the Distributor or any person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph.

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        The Fund shall be entitled to participate, at its own expense, in the defense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity provision. If the Fund elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by the Fund and satisfactory to the indemnified defendants whose approval shall not be unreasonably withheld. In the event that the Fund elects to assume the defense of any suit and retain counsel, the indemnified defendants shall bear the fees and expenses of any additional counsel retained by them. If the Fund does not elect to assume the defense of a suit, it will reimburse the indemnified defendants for the reasonable fees and expenses of any counsel retained by them.

        The Fund agrees to notify the Distributor promptly of the commencement of any litigation or proceedings against it or any of its officers or Directors in connection with the issuance or sale of any of its Shares.

        ARTICLE 7.  Indemnification of Fund.  The Distributor agrees to
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indemnify and hold harmless the Fund and each of its Directors and officers and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act, against any loss, liability, damages, claim or expense (including the reasonable cost of investigating or defending any alleged loss, liability, damages, claim or expense and reasonable counsel fees incurred in connection therewith), arising by reason of any person acquiring any Shares, and based upon a wrongful act of the Distributor or any of its employees or the allegation that the registration statement, prospectus, Shareholder reports or other information filed or made public by the Fund (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading, insofar as the statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Distributor.

        In no case (i) is the indemnity of the Distributor to be deemed to protect the Fund or any other person against any liability to which the Fund or such other person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its or his duties or by reason of its or his reckless disregard of the obligations and duties under this Agreement, or (ii) is the Distributor to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Fund or any person unless the Fund or person, as the case may be, shall have notified the Distributor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Fund or such person (or after the Fund or such person shall have received notice of service on any designated agent). However, failure to notify the Distributor of any claim shall not relieve the Distributor from any liability which it may have to the Fund or any person against whom the action is brought otherwise than on account of its indemnity agreement contained in this paragraph.

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        The Distributor shall be entitled to participate, at its own expense, in the defense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity provision. If the Distributor elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by the Distributor and satisfactory to the indemnified defendants whose approval shall not be unreasonably withheld. In the event that the Distributor elects to assume the defense of a suit and retain counsel, the indemnified defendants shall bear the fees and expenses of any additional counsel retained by them. If the Distributor does not elect to assume the defense of a suit, it will reimburse the indemnified defendants for the reasonable fees and expenses of any counsel retained by them.

        The Distributor agrees to notify the Fund promptly of the commencement of any litigation or proceedings against it or any of its directors, officers or controlling persons in connection with the issue and sale of any of the Shares.

        ARTICLE 8.  Effective Date.  This Agreement shall be effective upon its
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execution, and unless terminated as herein provided, shall continue in force for two years from the effective date and thereafter from year to year, provided that such annual continuance is approved by (i) either the vote of a majority of the Directors of the Fund, or the vote of a majority of the outstanding voting securities of the Fund, and (ii) the vote of a majority of those Directors of the Fund who are not parties to this Agreement or any distribution plan by the Fund adopted pursuant to Rule 12b-1 under the 1940 Act or interested persons of any such party ("Qualified Directors"), cast in person at a meeting called for the purpose of voting on the approval. This Agreement shall automatically terminate in the event of its assignment. As used in this paragraph the terms "vote of a majority of the outstanding voting securities", "assignment" and "interested person" shall have the respective meanings specified in the 1940
Act. In addition, this Agreement may at any time be terminated without penalty by the Distributor, by a vote of a majority of Qualified Directors or by vote of a majority of the outstanding voting securities of the Fund upon not less than sixty days prior written notice to the other party.

        ARTICLE 9.  Notices.  Any notice required or permitted to be given by
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either party to the other shall be deemed sufficient if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the last address furnished by the other party to the party giving notice: if to the Fund, at 1119 St. Paul Street, Baltimore, Maryland 21202, and if to the Distributor, 1 Freedom Valley Drive, Oaks, Pennsylvania 19456.

        ARTICLE 10.  Governing Law.  This Agreement shall be construed in
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accordance with the laws of the State of Maryland and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Maryland, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

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        ARTICLE 11.  Multiple Originals.  This Agreement may be executed in
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two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

        IN WITNESS, the Fund and Distributor have each duly executed this Agreement, as of the day and year above written.

                                        THE NEVIS FUND, INC.

                                        By:
                                           ---------------------------------

                                        Attest:
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                                        SEI INVESTMENTS DISTRIBUTION CO.

                                        By:
                                           ---------------------------------

                                        Attest:
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